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                                                                    Exhibit 99.1

NEWS                                                     WALTER INDUSTRIES, INC.
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FOR IMMEDIATE RELEASE


                           ROBERT G. BURTON RESIGNS AS
                       WALTER INDUSTRIES CHAIRMAN AND CEO

(Tampa, Florida) August 3, 2000--Tampa-based Walter Industries, Inc. (NYSE:WLT) announced today that Robert G. Burton has resigned as Chairman, President and Chief Executive officer for personal reasons. A search for Mr.
Burton's successor is underway.

Mr. Burton has been Chairman, President and Chief Executive Officer of Walter Industries since April 2000. Mr. Burton has determined, for personal reasons, that it is in his and Walter Industries' best interests that he resign his positions.

Commenting on behalf of the Board of Directors, Walter Industries Director Michael T. Tokarz said: "The Board thanks Bob Burton for his determined efforts during the past four months to improve shareholder value, including his recruitment of a talented new management team. We wish Bob well, and we look forward to the implementation by the new management team of their recently announced initiatives directed at improving shareholder value and to their continuing efforts to position Walter Industries for enhanced growth."

Walter Industries, Inc. is a diversified company with four core operating businesses and revenues approaching $2.0 billion. The company is a leader in homebuilding and home financing; water transmission products; energy services and specialty aluminum products. Based in Tampa, Florida, the company employs approximately 7,500.


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NEWS                                                     WALTER INDUSTRIES, INC.
--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE

             WALTER INDUSTRIES' BOARD NAMES DONALD N. BOYCE INTERIM
                  CHAIRMAN AND CEO; APPOINTS FOUR NEW DIRECTORS

(Tampa, Florida) August 3, 2000--Tampa-based Walter Industries, Inc. (NYSE: WLT) announced today that its Board of Directors has appointed Donald N. Boyce Interim Chairman, President and Chief Executive Officer following the resignation of Robert G. Burton earlier in the day. Mr. Boyce, 62, has been a member of the Walter Industries Board since October 1998. He served as Chief Executive Officer of Northbrook, Illinois-based IDEX Corporation (NYSE: IEX), a diversified industrial products manufacturing firm, from its founding in 1988 until his recent retirement. Mr. Boyce also serves as a director of United Dominion Industries and several non-profit organizations.

The company also announced the appointment of four new members to its Board of
Directors: Robert F. Amter, Scott C. Nuttall, Neil A. Springer and Wayne W. Robinson.

Mr. Amter is currently serving as Chief Executive Officer of Amter & Associates, a New Jersey-based consulting firm specializing in manufacturing company performance improvement. Prior to that, he served 15 years in various executive roles with St. Louis-based Emerson Electric Company.

Mr. Nuttall is a Principal with New York-based Kohlberg Kravis Roberts and Co., LLC., where he has managed numerous corporate investment projects. Prior to that, he was involved in merchant banking, mergers and acquisitions with The Blackstone Group.

Mr. Springer is Managing Partner with Chicago-based Springer & Associates, LLC., an executive search firm. Prior to that, he served as President and Chief Executive Officer of Navistar International Corporation, a manufacturer of medium- and heavy-duty trucks, also Chicago-based.


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Mr. Robinson is Chairman and Chief Executive Officer of United Fixtures Company,
a Michigan-based manufacturer of racking and mechanized storage systems. Prior to that, he served in various executive positions with Allied Foods, General Electric, the Harbour Group and the Boston Consulting Group.

The other directors on Walter's nine-member Board are: Howard L. Clark, Jr., Vice Chairman, Lehman Brothers; James L. Johnson, Chairman Emeritus, GTE Corporation; and Perry Golkin and Michael T. Tokarz, Members, Kohlberg Kravis Roberts and Co.

In regard to these changes, Mr. Boyce said: "The Walter Industries Board is intently focused on improving shareholder value. We want to ensure that there is no interruption in the progress being made to improve operating results and define the future strategy of the company. A search for a permanent Chief Executive Officer is underway; however, we cannot state with certainty how long that process might take. In the interim, we will work with the Board, Walter Industries' new management team and all employees of the company to achieve the Board's objective. The management team has expressed its support and its desire to maintain the company's forward progress."

Walter Industries, Inc. is a diversified company with four core operating businesses and revenues approaching $2.0 billion. The company is a leader in homebuilding and home financing; water transmission products; energy services and specialty aluminum products. Based in Tampa, Florida, the company employs approximately 7,500. For additional information on this release, please contact James E. Lillie at (813) 871-4404.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the company's products, changes in raw material and equipment costs and availability, changes in customer orders, pricing actions by the company's competitors, and general changes in economic condition. Those and other risks are more fully described in the company's filings with the Securities and Exchange Commission.


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